Exhibit 99.1

Press Release

NeoPhotonics Completes Acquisition of the Semiconductor Optical

Business Unit of LAPIS Semiconductor

•	Adds Key Capabilities for Data Rates of 100G and Above

•	Expands Broad Materials Platform for PIC Integration

•	Strengthens Existing Customer Base in Important Japan Market

•	Provides Entry in to High-Speed Semiconductor IC Market

•	Significantly Expands Intellectual Property with over 150 Patents and Patent Applications

San Jose, California – March 29, 2013 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based modules and subsystems for bandwidth-intensive, high speed communications networks, today announced that it has completed the acquisition of the semiconductor optical components business unit (OCU) of LAPIS Semiconductor Co., Ltd., a leading designer and manufacturer of high speed lasers, laser drivers, photodiodes and amplifiers for high speed networks. OCU was previously the component division of OKI Electric for high speed lasers and high speed III-V amplifiers before it was acquired by ROHM Semiconductor in 2008. As of the closing, the OCU business was merged into and now operates as NeoPhotonics Semiconductor GK, a Japanese subsidiary of NeoPhotonics.

“We are pleased to have closed the previously announced acquisition of the optical components unit of LAPIS Semiconductor in accordance with our purchase agreement and earlier than planned,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “We look forward to this expansion of our 100G product suite, our further strategic expansion into the Japan market, the addition of new global network equipment and module customers, and expanding our business opportunities with our current mutual customers.”

On March 29, 2013, NeoPhotonics paid approximately $10.2 million in cash for the business of OCU, after adjustments, and approximately $3.7 million in cash as the first of four equal payments for the associated real estate. In the transaction, NeoPhotonics also assumed employee retirement obligations of approximately $6.5 million and compensation obligations of approximately $0.6 million. The total consideration for the real estate including the payment made upon the closing is approximately $14.6 million with the balance payable over the next three years. Including the future payments for real estate, the total purchase price is approximately $35.2 million. The purchase consideration is paid in Japanese Yen.

On March 21, 2013, NeoPhotonics entered into a syndicated Revolving Credit and Term Loan Agreement with Comerica Bank, as administrative agent and lead arranger. East West Bank has also become a lender under this facility. NeoPhotonics borrowed $28 million under the term loan facility and $12 million under the revolving credit facility to refinance existing company indebtedness of approximately $20.9 million and help finance the OCU acquisition and related transaction expenses.

Anticipated OCU Financial Impact

Prior to the closing, the LAPIS Semiconductor OCU business unit was not a standalone company; therefore historically it has not prepared separate financial statements, and audited financial information for the business unit is not yet available. Based on preliminary unaudited pro forma financial information provided by the management of LAPIS Semiconductor, OCU had revenue of approximately $45 million for the first nine months ended September 30, 2012. Based on company estimates, the addition of OCU is expected to be accretive to the company’s Adjusted EBITDA within the first year following the transaction. Given that the acquisition closed in the first fiscal quarter for NeoPhotonics, transaction related expenses, which are expected to be in the range of $3 million to $4 million, are expected to be incurred in the first quarter.

NeoPhotonics plans to provide an update on the OCU business, now NeoPhotonics Semiconductor GK, when it releases its quarterly financial results for the first quarter of 2013, which is currently expected to be in the first half of May 2013. The company is also preparing the required historical and pro forma financial results reflecting the acquisition and plans to file the information with the Securities and Exchange Commission within the next 75 days, or by June 12, 2013.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information, visit www.neophotonics.com.

© 2013 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Statements that are not historical facts, including statements about beliefs, expectations and future performance of NeoPhotonics, are forward-looking statements. The use of any of the words “intend”, “believe”, “may”, “would”, “will”, “expect”, “anticipate”, “estimates”, and similar expressions are intended to identify forward-looking statements. In particular, forward looking statements in this press release include, but are not limited to, the statements under the paragraph entitled “Anticipated OCU Financial Impact;” the impact of the transaction on NeoPhotonics, including the anticipated benefits and costs, of the proposed acquisition; the expected accretive impact of the transaction to the financial results of NeoPhotonics; future opportunities for NeoPhotonics and the OCU business in Japan and globally; market and industry trends; the plans, strategies and objectives of management for future operations; and the anticipated timing of the completion of the preparation of financial statements and the release of first quarter financial results;

The foregoing forward-looking statements are based on the current expectations of NeoPhotonics and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the risk that integrating OCU’s technology, employees or operations may be more difficult, time-consuming or costly than expected; the risk that OCU’s or the NeoPhotonics business may not perform as expected due to transaction-related uncertainty or other factors (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); uncertainties related to customer demand and the ability to develop technologies and match production with customer demands; pricing trends and fluctuations in the telecommunications and semiconductor industries; cost increases; the impact of recent uncertainty and volatility in global economic conditions and in the telecommunications and semiconductor industries; natural disasters, civil unrest, acts of terrorism, or other supply chain disruptions; and other risks and uncertainties listed in the recent Form 10-K filed by NeoPhotonics Corporation with the U.S. Securities and Exchange Commission on March 15, 2013, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and NeoPhotonics undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

SOURCE: NeoPhotonics Corporation

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